Exhibit 99.1
Avid Technology Announces Q4 and Full Year 2018 Results

Returns to GAAP Revenue growth with Adjusted EBITDA exceeding guidance and Free Cash Flow at the high end of guidance

BURLINGTON, Mass., March 14, 2019 -- Avid® (NASDAQ: AVID), a leading technology provider that powers the media and entertainment industry, today announced its fourth quarter and full-year 2018 financial results, provided guidance for the first quarter of 2019 and reaffirmed full-year 2019 guidance.

Fourth Quarter 2018 Financial and Business Highlights

•	Revenue was $112.7 million, an increase of 5% year-over-year and 8% sequentially. Revenue excluding non-cash revenue was $112.4 million, an increase of 7% year-over-year and 10% sequentially.

•	Gross Margin was 59.0%, up 450 basis points year-over-year. Non-GAAP Gross Margin was 60.8%, up 480 basis points year-over-year.

•
Operating Expenses were $54.4 million, an increase of 1% year-over-year and 2% sequentially largely driven by a $5.2M legal settlement recognized as a credit in Q4 2017 offset by savings from operational efficiency initiatives. Excluding the non-recurring settlement, operating expenses declined by $4.4 million year-over year.

•	Operating Income was $12.1 million, an improvement of $7.3 million year-over-year and $5.0 million sequentially.

•	Adjusted EBITDA was $21.3 million, an increase of 42% year-over-year and 46% sequentially. Adjusted EBITDA Margin was 18.9%, up 490 basis points year-over-year and sequentially.

•	GAAP net income per common share was $0.14, up from net loss per common share of ($0.02) in Q4 2017.

•	Net cash provided by operating activities was $20.1 million.

•	Free Cash Flow was $17.7 million.

•	Software revenue from subscriptions increased 77% year-over-year, surpassing $10 million in the quarter.

•	Revenue through the Company’s e-commerce activities was up 50% year-over-year.

2018 Financial and Business Highlights

•	Revenue was $413.3 million, a decrease of 1% year-over-year. Revenue, excluding non-cash revenue, was $407.1 million, an increase of 5% year-over-year.

•	Gross Margin was 57.9%, up 10 basis points year-over-year. Non-GAAP Gross Margin was 59.8%, up 10 basis points year-over-year.

•	Operating Expenses were $225.5 million, a decrease of 5% year-over-year largely driven by savings from operational efficiency initiatives.

•	Operating Income was $13.7 million, an increase of 161%, or $8.4 million, year-over-year.

•	Adjusted EBITDA was $47.5 million, a decrease of 2% year-over-year. Adjusted EBITDA Margin was 11.5%, flat with 2017.

•	GAAP net loss per common share of ($0.26), up from GAAP net loss per common share of ($0.33) in 2017.

•	Net cash provided by operating activities was $15.8 million.

•	Free Cash Flow was $5.9 million, an increase of $4.8 million from the prior year.

•	Software revenue from subscriptions increased 78% year-over-year, with approximately 125,000 cloud-enabled software subscriptions at the end of 2018.

•	Revenue through the Company’s e-commerce activities was up 52% year-over-year, surpassing $50 million for the year.

•	Recurring Revenue was 56% of the Company’s revenue in 2018 up from 49% in 2017.

•
Annual Contract Value (ACV) was $248 million at the end of 2018 up from $216 million at the end of 2017, reflecting continuing growth in Avid’s high-margin subscription revenue plus maintenance revenues and revenues under long-term agreements.

“Our return to revenue growth and the improvement in our key financial metrics, including Free Cash Flow and Adjusted EBITDA, demonstrate an improving business profile for our Company,” said Jeff Rosica, Chief Executive Officer and President of Avid. “Additionally, the management team is focused on continuing to build upon a scalable recurring revenue model as evidenced by our double-digit growth in subscriptions and e-commerce revenue. We intend to continue to drive R&D investments in key product areas in 2019 which are expected to set the foundation for future growth for the Company.”
“We ended 2018 with strong momentum evidenced by our improving revenue streams, gross margin and cash flow. With our strong revenue backlog and the savings from our internal efficiency programs we have visibility to continued improvements in Free Cash Flow and Adjusted EBITDA during 2019,” commented Ken Gayron, Executive Vice President and Chief Financial Officer of Avid.
Explanations regarding our use of non-GAAP financial measures and operational metrics and related definitions, and reconciliations of our GAAP and non-GAAP measures, are provided in the sections below entitled "Non-GAAP Financial Measures and Operational Metrics " and "Reconciliations of GAAP financial measures to Non-GAAP financial measures".

First Quarter and Full Year 2019 Guidance
For the first quarter of 2019, Avid is providing Revenue and Adjusted EBITDA guidance. Avid is also reaffirming its guidance for Revenue, Adjusted EBITDA and Free Cash Flow for full-year 2019.

(in $ millions)	Q1 2019	Full Year 2019

Revenue	$96 - $104	$420 - $430
Adjusted EBITDA	$7 - $12	$60 - $65
Free Cash Flow		$12 - $17
All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations could differ materially from those shown in the table above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward-Looking Statements” below as well as the Avid Technology Q4 and Full-Year 2018 Business Update presentation posted on Avid’s Investor Relations website.
Conference Call

Avid will host a conference call to discuss its financial results for the fourth quarter and full-year 2018 on Thursday, March 14, 2019 at 5:00 p.m. ET. The call will be open to the public and can be accessed by dialing 323-994-2093 and referencing confirmation code 7127947. You may also listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available for a limited time on the Avid Investor Relations website shortly after the completion of the call.
Non-GAAP Financial Measures and Operational Metrics
Avid includes non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and non-GAAP Gross Margin. The Company also includes the operational metrics of Bookings, Cloud-enabled software subscriptions, Recurring Revenue and Annual Contract Value in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial and operating information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures and operational metrics are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures in this release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are also included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com, which also includes definitions of all operational metrics.
The earnings release also includes forward-looking non-GAAP financial measures, including Adjusted EBITDA and Free Cash Flow. Reconciliations of these forward-looking non-GAAP financial measures are not included in the earnings release due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.
Forward-Looking Statements
Certain information provided in this press release, including the tables attached hereto, include forward-looking statements that involve risks and uncertainties, including projections and statements about our anticipated plans, objectives, expectations and intentions. Among other things, this press release includes estimated results of operations for the three months ending March 31, 2019 and the year ending December 31, 2019, which estimates are based on a variety of assumptions about key factors and metrics that will determine our future results of operations, including, for example, anticipated market uptake of new products and market-based cost inflation. Other forward-looking statements include, without limitation, statements based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating results and expenses; earnings; backlog; revenue backlog conversion rate; product mix and free cash flow; Recurring Revenue and Annual Contract Value; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our ability to raise capital and our liquidity. The projected future results of operations, and the other forward-looking statements in this release, are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses;

fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; fluctuations in subscription and maintenance renewal rates; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; and the possibility of legal proceedings adverse to our company. Moreover, the business may be adversely affected by future legislative, regulatory or other changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are set forth in our public filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
About Avid
Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution, and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world-from prestigious and award-winning feature films to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Media Composer®, Pro Tools®, Avid NEXIS®, MediaCentral®, iNEWS®, AirSpeed®, Sibelius®, Avid VENUE™, Avid FastServe®™, Maestro™, and PlayMaker™. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2019 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid NEXIS, Avid FastServe, AirSpeed, iNews, Maestro, MediaCentral, Media Composer, NewsCutter, PlayMaker, Pro Tools, Avid VENUE, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.
Contacts
Investor contact:                            PR contact:
Whit Rappole                                Jim Sheehan
Avid                                    Avid
whit.rappole@avid.com                        jim.sheehan@avid.com
(978) 275-2032                            (978) 640-3152

AVID TECHNOLOGY, INC.
Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net revenues:
Products	$60,185	$56,481	$205,107	$209,461
Services	52,499	50,777	208,175	209,542
Total net revenues	112,684	107,258	413,282	419,003

Cost of revenues:
Products	31,074	32,128	110,758	112,606
Services	13,146	14,734	55,560	56,481
Amortization of intangible assets	1,950	1,950	7,800	7,800
Total cost of revenues	46,170	48,812	174,118	176,887
Gross profit	66,514	58,446	239,164	242,116

Operating expenses:
Research and development	14,836	16,308	62,379	68,212
Marketing and selling	23,921	25,776	101,273	106,257
General and administrative	13,574	10,624	55,230	53,892
Amortization of intangible assets	361	362	1,450	1,450
Restructuring costs, net	1,747	595	5,148	7,059
Total operating expenses	54,439	53,665	225,480	236,870

Operating income	12,075	4,781	13,684	5,246

Interest and other expense, net	(5,725)	(5,203)	(23,087)	(18,668)
Income (loss) before income taxes	6,350	(422)	(9,403)	(13,422)
Provision for income taxes	447	459	1,271	133
Net income (loss)	$5,903	$(881)	$(10,674)	$(13,555)

Net income (loss) per common share – basic and diluted	$0.14	$(0.02)	$(0.26)	$(0.33)

Weighted-average common shares outstanding – basic	41,860	41,216	41,662	41,020
Weighted-average common shares outstanding – diluted	42,430	41,216	41,662	41,020

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Non-GAAP revenue
GAAP revenue	$112,684	$107,258	$413,282	$419,003
Amortization of acquired deferred revenue	—	—	—	—
Non-GAAP revenue	112,684	107,258	413,282	419,003
Pre-2011 Revenue	—	78	—	985
Elim PCS	—	—	—	1,700
Non-GAAP Revenue w/o Pre-2011 and Elim	112,684	107,180	413,282	416,318

Non-GAAP gross profit
GAAP gross profit	66,514	58,446	239,164	242,116
Amortization of intangible assets	1,950	1,950	7,800	7,800
Stock-based compensation	99	(305)	321	242
Non-GAAP gross profit	68,563	60,091	247,285	250,158
Pre-2011 Revenue	—	78	—	985
Elim PCS	—	—	—	1,700
Non-GAAP gross profit w/o Pre-2011 and Elim	68,563	60,013	247,285	247,473

Non-GAAP operating expenses
GAAP operating expenses	54,439	53,665	225,480	236,870
Less Amortization of intangible assets	(361)	(362)	(1,450)	(1,450)
Less Stock-based compensation	(1,828)	(2,741)	(5,937)	(8,069)
Less Restructuring costs, net	(1,747)	(595)	(5,148)	(7,059)
Less Restatement costs	(11)	(558)	(826)	(1,284)
Less Acquisition, integration and other costs	(300)	(266)	(361)	(163)
Less Efficiency program costs	(14)	(931)	(94)	(3,985)
Non-GAAP operating expenses	50,178	48,212	211,664	214,860

Non-GAAP operating income
GAAP operating income	12,075	4,781	13,684	5,246
Amortization of intangible assets	2,311	2,312	9,250	9,250
Stock-based compensation	1,927	2,436	6,258	8,311
Restructuring costs, net	1,747	595	5,148	7,059
Restatement costs	11	558	826	1,284
Acquisition, integration and other costs	300	266	361	163
Efficiency program costs	14	931	94	3,985
Non-GAAP operating income	18,385	11,879	35,621	35,298

Adjusted EBITDA
Non-GAAP operating income (from above)	18,385	11,879	35,621	35,298
Depreciation	2,924	3,093	11,891	13,087
Adjusted EBITDA	21,309	14,972	47,512	48,385
Adjusted EBITDA margin	18.9%	14.0%	11.5%	11.5%
Pre-2011 Revenue	—	78	—	985
Elim PCS	—	—	—	1,700
Adjusted EBITDA w/o Pre-2011 and Elim	21,309	14,894	47,512	45,700
Adjusted EBITDA w/o Pre-2011 and Elim margin	18.9%	13.9%	11.5%	11.0%

Adjusted free cash flow
GAAP net cash provided by operating activities	20,070	2,833	15,822	8,936
Capital expenditures	(2,396)	(1,752)	(9,936)	(7,877)
Free Cash Flow	17,674	1,081	5,886	1,059

Non-Operational / One-time Items
Restructuring payments	714	2,599	5,741	12,139
Restatement payments	146	455	1,133	834
Acquisition, integration and other payments	63	120	53	313
Efficiency program payments	—	500	134	3,863
Sub-Total Non-Operational / One-Time Items	923	3,674	7,061	17,149

Adjusted free cash flow	$18,597	$4,755	$12,947	$18,208
Adjusted free cash flow conversion of adjusted EBITDA	87%	32%	27%	38%

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Consolidated Balance Sheets
(unaudited - in thousands)

	December 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$56,103	$57,223
Restricted cash	8,500	—
Accounts receivable, net of allowances of $1,339 and $11,142 at December 31, 2018 and 2017, respectively	67,754	40,134
Inventories	32,956	38,421
Prepaid expenses	8,853	8,208
Contract assets	16,513	—
Other current assets	5,917	10,341
Total current assets	196,596	154,327
Property and equipment, net	21,582	21,903
Intangible assets, net	4,432	13,682
Goodwill	32,643	32,643
Long-term deferred tax assets, net	1,158	1,318
Other long-term assets	9,432	10,811
Total assets	$265,843	$234,684

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$39,239	$30,160
Accrued compensation and benefits	21,967	25,466
Accrued expenses and other current liabilities	37,547	31,549
Income taxes payable	1,853	1,815
Short-term debt	1,405	5,906
Deferred revenues	85,662	121,184
Total current liabilities	187,673	216,080
Long-term debt	220,590	204,498
Long-term deferred revenues	13,939	73,429
Other long-term liabilities	10,302	9,247
Total liabilities	432,504	503,254

Stockholders’ deficit:
Preferred stock, $0.01 par value, 1,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 42,339 shares issued, and 41,948 shares and 41,356 shares outstanding at December 31, 2018 and 2017, respectively	423	423
Additional paid-in capital	1,028,924	1,035,808
Accumulated deficit	(1,187,010)	(1,284,703)
Treasury stock at cost, net of reissuances, 391 shares and 983 shares at December 31, 2018 and 2017, respectively	(5,231)	(17,672)
Accumulated other comprehensive loss	(3,767)	(2,426)
Total stockholders’ deficit	(166,661)	(268,570)
Total liabilities and stockholders’ deficit	$265,843	$234,684

AVID TECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Twelve Months Ended
	December 31,
	2018	2017 (1)
Cash flows from operating activities:
Net loss	$(10,674)	$(13,555)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,142	22,337
Provision for (recovery from) doubtful accounts	119	(340)
Stock-based compensation expense	6,258	8,311
Non-cash provision for restructuring	1,083	3,191
Non-cash interest expense	8,987	8,951
Unrealized foreign currency transaction (gains) losses	(996)	7,336
Provision for (benefit from) deferred taxes	113	(873)
Changes in operating assets and liabilities:
Accounts receivable	(6,689)	3,800
Inventories	(551)	12,280
Prepaid expenses and other assets	5,832	(7,567)
Accounts payable	9,148	3,606
Accrued expenses, compensation and benefits and other liabilities	(8,853)	(8,189)
Income taxes payable	38	800
Deferred revenue and contract assets	(9,135)	(31,152)
Net cash provided by operating activities	15,822	8,936

Cash flows from investing activities:
Purchases of property and equipment	(9,936)	(7,877)
Decrease (increase) in other long-term assets	19	(36)
Net cash used in investing activities	(9,917)	(7,913)

Cash flows from financing activities:
Proceeds from long-term debt	22,688	16,694
Repayment of debt	(18,451)	(6,735)
Proceeds from the issuance of common stock under employee stock plans	355	445
Common stock repurchases for tax withholdings for net settlement of equity awards	(998)	(1,329)
Partial retirement of the Notes conversion feature and capped call option unwind	(58)	—
Payments for credit facility issuance costs	(1,000)	(700)
Net cash provided by financing activities	2,536	8,375

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(780)	1,087
Net increase in cash, cash equivalents and restricted cash	7,661	10,485
Cash, cash equivalents and restricted cash at beginning of year	60,433	49,948
Cash, cash equivalents and restricted cash at end of year	$68,094	$60,433
Supplemental information:
Cash and cash equivalents	$56,103	$57,223
Restricted cash	8,500	—
Restricted cash included in other long-term assets	3,491	3,210
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$68,094	$60,433

(1) The Condensed Consolidated Statement of Cash Flows for the year ended December 31, 2017 has been revised to reflect the adoption, on January 1, 2018, of ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The Condensed Consolidated Statements of Cash Flows reflects the changes during the periods in the total of cash, cash equivalents, and restricted cash. Therefore, restricted cash activity is included with cash when reconciling the beginning-of-period and end-of-period total amounts shown.

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in millions)

Backlog Disclosure for Quarter Ended December 31, 2018
	December 31, 2017
	As Previously	ASC 606		As	September 30,	December 31,
	Reported	Adj.		Adjusted	2018	2018
Revenue Backlog*

Deferred Revenue	$194.6	($96.6)	(1)	$98.0	$88.2	$99.6
Other Backlog	341.5	(6.6)	(2)	334.9	370.9	357.2
Total Revenue Backlog	$536.1	($103.2)		$432.9	$459.1	$456.8

The expected timing of recognition of revenue backlog as of December 31, 2018 is as follows:

	2019	2020		2021	Thereafter	Total

Deferred Revenue	$80.4	$12.6		$3.9	$2.7	$99.6
Other Backlog	109.5	66.9		64.4	116.4	357.2
Total Revenue Backlog	$189.9	$79.5		$68.3	$119.1	$456.8

*A definition of Revenue Backlog is included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.

(1) The reduction is primarily attributable to the elimination of the requirement to have vendor specific objective evidence of fair value for undelivered elements that existed under ASC 605, the prior applicable accounting guidance, for software products, which no longer precludes revenue recognition under ASC 606. The impact of the adoption of ASC 606 reported in our Form 10-Q for the three months ended March 31, 2018 has been revised to reflect an additional reduction to deferred revenue and accumulated deficit as of January 1, 2018 of $3.8 million.

(2) For subscription contracts, we are now required under ASC 606 to record contract assets for annual and multi-year subscriptions that are billed monthly, resulting in an increase in contract assets at the date of adoption. In addition, some of our enterprise agreements have fixed payment schedules whereas the timing of the fulfillment of performance obligations under the contracts can vary, which can result in the fulfillment of performance obligations exceeding contract billings, which also results in contract assets.